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                                 EXHIBIT 8.2.4.

                           GENERAL CONTINUING GUARANTY
                           ---------------------------

         FOR CONSIDERATION, THE ADEQUACY AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, the undersigned ("Guarantors") unconditionally jointly and severally guaranty and promise (a) to pay to Morgan Beaumont, Inc. (the "Lender") on demand, in lawful United States money, all Obligations to eChex, Inc. ("Borrower") and (b) to perform all undertakings of Borrower in connection with the Obligations.

         1. GUARANTEED OBLIGATIONS. "Obligations" is used in its most comprehensive sense and includes any and all debts, liabilities, rental obligations, and other obligations and liabilities of every kind of Borrower to Lender, whether made, incurred or created previously, concurrently or in the future, whether voluntary or involuntary and however arising, whether incurred directly or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, legal or equitable, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding ("Insolvency Proceeding"), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all expenses of, for and incidental to collection, including reasonable attorneys' fees.

         2. CONTINUING NATURE/REVOCATION/REINSTATEMENT. This Guaranty is in addition to any other guaranties of the Obligations, is continuing and covers all Obligations, including those arising under successive transactions which continue or increase the Obligations from time to time, renew all or part of the Obligations after they have been satisfied, or create new Obligations. Revocation by one or more signers of this Guaranty or any other guarantors of the Obligations shall not (a) affect the obligations under this Guaranty of a non-revoking Guarantors; (b) apply to Obligations outstanding when Lender receives written notice of revocation, or to any extensions, renewals, readvances, modifications, amendments or replacements of such Obligations; or
(c) apply to Obligations, arising after Lender receives such a notice of revocation, which are created pursuant to a commitment existing at the time of the revocation, whether or not there exists an unsatisfied condition to such commitment or Lender has another defense to its performance. All of Lender's rights pursuant to this Guaranty continue with respect to amounts previously paid to Lender on account of any Obligations which are thereafter restored or returned by Lender, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Lender: and Guarantors' liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Lender, at its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Lender elects to contest any claim for return or restoration, Guarantors agrees to indemnify and hold Lender harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with any such contest. No payment by Guarantors shall reduce the Guarantied Liability Amount hereunder unless, at or prior to the time of that payment, Lender receives Guarantors' written notice to that effect. If any Insolvency Proceeding is commenced by or against Borrower or Guarantors, at Lender's election, Guarantors' obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.


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         3. AUTHORIZATION. Guarantors authorizes Lender, without notice and without affecting Guarantors' liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, compromise, extend, accelerate, release, subordinate, waive, amend and restate, or otherwise amend or change the interest rate, time or place for payments or any other terms of all or any part of the Obligations; (b) accept delinquent or partial payments on the Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell, or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Lender, at its sole discretion, may determine; and
(e) release or substitute Borrower or any guarantor or other person or entity liable on the Obligations.

         4. WAIVERS. To the maximum extent permitted by law, Guarantors waives
(a) all rights to require Lender to proceed against Borrower or proceed against, enforce or exhaust any security for the Obligations or to marshall assets or to pursue any other remedy in Lender's power whatsoever; (b) all defenses arising by reason of any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Lender has made Guarantors' obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Obligations other than as intended or understood by Lender or Guarantors; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence or creation of new or additional Obligations, and all other notices or demands to which Guarantors might otherwise be entitled; (d) all conditions precedent to the effectiveness of this Guaranty; (e) all rights to file a claim in Connection with the Obligations in an Insolvency Proceeding filed by or against Borrower;
(f) all rights to require Lender to enforce any of its remedies; and (g) until the Obligations are satisfied or fully paid, with such payment not subject to return, (i) all rights of subrogation, indemnification or reimbursement, (ii) all rights of recourse to tiny assets or property of Borrower, or to any collateral or credit support for the Obligations, (iii) all rights to participate in or benefit from any security or credit support Lender may have or acquire, and (iv) all rights, remedies and defenses Guarantors may have or acquire against Borrower. Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust which secures any Obligations, and even though such foreclosure or exercise may destroy or diminish Guarantors' rights against Borrower, Guarantors shall remain liable for any part of the Obligations remaining unpaid after foreclosure.

         5. GUARANTORS TO KEEP INFORMED. Guarantors warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Guarantors may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Obligations. Guarantors assume sole, continuing responsibility for obtaining such information from sources other than from Lender. Lender has no duty to provide any information to Guarantors until Lender receives Guarantors' written request or specific information in Lender's possession and Borrower has authorized Lender to disclose such information to Guarantors.


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         6. SUBORDINATION. All obligations of Borrower to Guarantors which presently or in the future may exist ("Guarantors' Claims") are hereby subordinated to the Obligations. At Lender's request. Guarantors' Claims will be enforced and performance thereon received by Guarantors only as a trustee for Lender, and Guarantors will promptly pay over to Lender all proceeds recovered for application to the Obligations without reducing or affecting Guarantors' liability under other provisions of this Guaranty.

         7. SECURITY. To secure Guarantors' performance under this Guaranty, other than for payment of Obligations which are subject to the disclosure requirements of the United States Truth in Lending Act, Guarantors grants Lender a security interest in all of Guarantors' stock in eChex, Inc.

         8. AUTHORIZATION. If Borrower is a corporation, partnership or other entity, Lender need not inquire into or verify the powers of Borrower or authority of those acting or purporting to act on behalf of Borrower, and this Guaranty shall be enforceable with respect to any Obligations Lender grants or creates in reliance on the purported exercise of those powers or authority.

         9. ASSIGNMENTS. Without notice to Guarantors, Lender may assign the Obligations and this Guaranty in whole or in part, and may disclose to any prospective or actual purchaser of all or part of the Obligations any and all information Lender has or acquires concerning Guarantors, this Guaranty and any security for this Guaranty.

         10. COUNSEL FEES AND COSTS. The prevailing party shall be entitled to attorneys' fees (including a reasonable allocation for Lender's internal counsel) and all other costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty whether or not incurred in any Insolvency Proceeding. arbitration, litigation or other proceeding.

         11. MARRIED GUARANTORS. By executing this Guaranty, a Guarantor who is married agrees that recourse may be had against his or her separate and community property for all his or her obligations under this Guaranty.

         12. MULTIPLE GUARANTORS/BORROWERS. When there is more than one Borrower named herein or when this Guaranty is executed by more than one Guarantor, then the words "Borrower" and "Guarantor(s)", respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees; words used herein in the singular shall be considered to have been used in the plural where the context and construction so requires in order to refer to more than one Borrower or Guarantor, as the case may be.


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         13. PROVISIONAL REMEDIES, SELF-HELP, AND FORECLOSURE. No provision of or the exercise of any rights under this Guaranty shall limit the right of any party to exercise self-help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. At Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure.

         14. INTEGRATION/SEVERABILITY/AMENDMENTS. This Guaranty is intended by Guarantor and Lender as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Guarantors and Lender. No course of dealing, or parole or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, that provision shall be enforced to the maximum extent permitted, but if fully unenforceable, that provision shall be severable, and this Guaranty shall be construed as if that provision had never been a part of this Guaranty, and the remaining provisions shall continue in full force and effect.

         15. JOINT AND SEVERAL OBLIGATIONS. If more than one Guarantor signs this Guaranty, the obligations of each Guarantor under this Guaranty are joint and several, and independent of the Obligations and of the obligations of any other person or entity. A separate action or actions may be brought and prosecuted against any one or more guarantors, whether action is brought against Borrower or other guarantors of the Obligations, and whether Borrower or others are joined in any such action.

         16. NOTICE. Any notice, including notice of revocation, given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Lender or Guarantors at their respective addresses for notices indicated below. Guarantors and Lender may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of that change to the other.

         17. CALIFORNIA LAW TO APPLY. Subject to paragraph 14 of this Guaranty, this Guaranty shall be governed by and construed according to the laws of California, and Guarantors submits to the non-exclusive jurisdiction of the state or federal courts in California.


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Executed on January 21, 2005

         GUARANTORS ACKNOWLEDGE HAVING RECEIVED A COPY OF THIS GUARANTY AND HAVING MADE EACH WAIVER CONTAINED IN THIS GUARANTY WITH FULL KNOWLEDGE OF ITS CONSEQUENCES.

                                    "LENDER"

                                    MORGAN BEAUMONT, INC.,
                                    a Nevada corporation


                                    By:  _______________________________________
                                         Cliff Wildes, Chief Executive Officer


                                    "GUARANTORS"


                                    ____________________________________________
                                    MADELEINE GESTAS, an individual


                                    ____________________________________________
                                    FABIAN GESTAS, an individual


                                    ____________________________________________
                                    RAMIRO ZARAGOZA, an individual


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